UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2007

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (b) On August 28, 2006, Nordson Corporation issued a press release announcing the intended retirement of Peter S. Hellman, President and Chief Financial and Administrative Officer. Mr. Hellman’s decision to leave the Company was based on his desire to pursue a variety of activities, including greater involvement in the many not-for-profit organizations that he supports. At the behest of the Board of Directors, Mr. Hellman agreed to stay on until his successor was named. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

On December 12, 2007 Mr. Hellman submitted a formal notice of his retirement from his employment with Nordson Corporation effective with the close of business on January 2, 2008. In the same notice, Mr. Hellman also informed the Company that he is resigning from the Board of Directors of Nordson Corporation effective with the close of business on January 2, 2008. Mr. Hellman’s resignation is not due to any disagreement with the Company. A copy of Mr. Hellman’s formal retirement notice to the chief executive officer of the Company is attached to this Form 8-K as Exhibit 99.2.

5.02 (c) The Nordson Corporation Code of Regulations requires that there be a duly elected President of the Company. In order that the Company is in compliance with its Code of Regulations, the Board of Directors of Nordson Corporation, during its December 12, 2007 meeting, elected Edward P. Campbell, Chairman of the Board and Chief Executive Officer to the additional position of President, Nordson Corporation effective upon Mr. Hellman’s retirement as President and Chief Financial and Administrative Officer. Mr. Campbell has been Chief Executive Officer since November 1, 1997. He was elected Chairman of the Board of Directors on March 12, 2004.

Also during its December 12, 2007 meeting, the Board of Directors elected Gregory A. Thaxton as Chief Financial Officer effective upon Mr. Hellman’s retirement. Mr. Thaxton was elected Corporate Controller of Nordson Corporation in February 2006. A press release dated February 22, 2006 announcing Mr. Thaxton’s election as Corporate Controller is filed with this Form 8-K as Exhibit 99.3 and is hereby incorporated by reference in this Item 5.02.

On February 22, 2007, Nordson Corporation issued a press release announcing changes to its executive leadership team. Included in those changes was Mr. Thaxton’s promotion to Vice President, Controller. A copy of the press release is filed with this Form 8-K as Exhibit 99.4 and is hereby incorporated by reference in this Item 5.02(b).

5.02 (e) At the time of his election as Chief Executive Officer effective November 1, 1997, the Compensation Committee of the Board of Directors approved a severance assurance for Mr. Campbell that provides Mr. Campbell two years of base salary and annual bonus in the event his employment is involuntarily terminated. At its December 12, 2007 meeting, the Compensation Committee clarified the terms of this assurance to provide that Mr. Campbell’s involuntary termination must be other than for cause in order for Mr. Campbell to receive severance pay under the assurance. The Committee adopted the definition of cause that is set forth in the Employment Agreement that becomes effective for executive officers of the Company upon a change in control. That agreement defines "cause" as the commission of an act of fraud, embezzlement, theft, or other similar criminal act constituting a felony and involving the company's business. The form of Employment Agreement is filed as Exhibit 10-h-2 to the Company’s Annual Report on Form 10-K.

The Committee further clarified that the severance assurance does not apply in the event of a termination of Mr. Campbell’s employment following a change of control. Any severance payments in that event will be governed by the termination provision of the Employment Agreement with Mr. Campbell. Mr. Campbell’s Employment Agreement is filed as Exhibit 10-h-1 to the company’s Annual Report on Form 10-K.

The Committee also clarified that any payments made under the assurance be made in accordance with Section 409A of the Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99.1 Press release dated August 28, 2006
99.2 Letter from Peter Hellman to Edward Campbell dated December 12, 2007
99.3 Press release dated February 22, 2006
99.4 Press release dated February 22, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

December 17, 2007	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated August 28, 2006
99.2	Letter from Peter Hellman to Edward Campbell dated December 12, 2007
99.3	Press release of Nordson Corporation dated February 22, 2006
99.4	Press release of Nordson Corporation dated February 22, 2007